Exhibit 99.1

February 7, 2019

We have been working towards terminating our Defined Benefit Pension Plan since 2012. We completed this process during the 4th quarter of 2018 and thus have recorded non-recurring pension termination expenses of $3.2 million during the 4th quarter and a total of $3.7 million for the year ended December 31, 2018. As a result, we recorded a loss of $436 thousand for the fourth quarter of 2018 compared to a profit of $1.9 million earned during the fourth quarter of 2017. Earnings for the year ended December 31, 2018 were $7.1 million compared to earnings of $8.4 million in 2017. Impacting 2018 net earnings were nonrecurring pension termination expenses of $3.7 million as well as a reduction in income taxes of $1.5 million resulting primarily from the change in our effective federal income tax rate attributable to the Tax and Jobs Act of 2018. For more information about our 2018 earnings see the enclosed earnings press release dated January 16, 2019.

Total assets increased $59.5 million, or 8.0% to reach $805.3 million as of December 31, 2018 from $745.8 million a year ago. Loan growth continues to drive asset growth with total loans increasing $56.0 million, or 9.5% to $643.4 million as of December 31, 2018 compared to $587.4 million as of December 31, 2017. The investment portfolio also contributed to asset growth with an increase of $7.5 million, or 11.3%, year over year. Funding of loan and investment growth came from an increase in core deposits and to a lesser extent utilization of wholesale funding. Total deposits reached $706.8 million as of December 31, 2018 compared to $647.6 million a year ago, or growth of $59.2 million, or 9.1%. The Company had total capital of $64.5 million with a book value per share of $14.44 as of December 31, 2018 compared to $59.6 million and $13.14 per share as of December 31, 2017.

We are pleased to have concluded the process of terminating our defined benefit pension plan. As a result there will be no future impacts on earnings or equity caused by the plan. This is an important milestone for your Company.

Despite the volatility on Wall Street, our corner of the world seems to be fairly stable and generally upbeat economically. Tourism is good with weather cooperating for snow sports, our light industry sector seems quite sound, construction continues to be positive, and it is still a seller’s real estate market. Our business clients uniformly report challenges with staffing, and as a result there is pressure on wages throughout most of our market area. Good for workers, but a challenge for business owners.

2019 is going to be another year filled with projects, large and small. We currently have two new branches under construction, both in Chittenden County, Vermont, slated to open mid-year. We are also upgrading our fleet of ATMS and refreshing computers for all locations. Our marketing team has been hard at work developing a video “Brand Anthem.” We thought you might enjoy viewing it: https://go.ublocal.com/stories.

The Board of Directors met on January 16, 2019, and considered the financial performance of 2018, despite the impact of the termination of the pension plan, as well as expected financial performance in 2019 and declared a cash dividend of $0.31 per share for the quarter, an increase of 3.3% from the cash dividend of $0.30 paid in recent prior quarters. The dividend is payable February 7, 2019 to shareholders of record as of January 28, 2019.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
ASSETS	DEC 31, 2018	DEC 31, 2017	DEC 31, 2018		DEC 31, 2017	DEC 31, 2018	DEC 31, 2017	Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO

								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(12 months ended)
								Dawn D. Bugbee	John H. Steel - Secretary
Cash and Due from Banks	$4,045	$3,857	Interest Income	$8,571	$7,680	$32,180	$29,017
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
								Nancy C. Putnam	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	33,244	34,651	Interest Expense	1,117	615	3,581	2,255	Timothy W. Sargent
			Net Interest Income	7,454	7,065	28,599	26,762	David S. Silverman	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	9,300	9,352						John H. Steel
			Provision for Loan Losses	150	50	450	200	Schuyler W. Sweet
Investment Securities	73,961	66,439	Net Interest Income After Provision for Loan Losses	7,304	7,015	28,149	26,562		Michael R. Barrett - St. Johnsbury
Loans Held for Sale	2,899	7,947							Steven J. Bourgeois - St. Albans
			Trust Income	172	191	751	739	DIRECTORS	Stanley T. Fillion - Northern NH
Loans, net	643,399	587,410	Noninterest Income	2,226	2,132	8,722	8,656	Kenneth D. Gibbons-Chairman	Rosemary H. Gingue - St. Johnsbury
								Neil J. Van Dyke-Vice Chairman	John M. Goodrich - St. Johnsbury
Reserve for Loan Losses	(5,739)	(5,408)	Noninterest Expenses:					Joel S. Bourassa	Richard L. Isabelle - St. Johnsbury
			Salaries & Wages	2,740	2,615	10,748	10,257	Steven J. Bourgeois	Christopher M. Knapp - Northern NH
Premises and Equipment, net	16,073	14,255						Dawn D. Bugbee	Coleen K. Kohaut - St. Albans
			Pension Expense (benefit)	4,123	(20)	4,631	(81)	John M. Goodrich	Justin P. Lavely - St. Johnsbury
Accrued Interest & Other Assets	28,155	27,328						Nancy C. Putnam	Daniel J. Luneau - St. Albans
			Employee Benefits	862	944	3,653	3,789	Timothy W. Sargent	Mary K. Parent - St. Johnsbury
Total Assets	$805,337	$745,831						David S. Silverman	Samuel H. Ruggiano - St. Albans
			Occupancy Expense, net	378	342	1,447	1,415	John H. Steel	David S. Silverman - All
			Equipment Expense	560	619	2,134	2,208	Schuyler W. Sweet	Schuyler W. Sweet - Northern NH

			Other Expenses	1,700	1,652	6,750	6,317	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2018	DEC 31, 2017
			Total	10,363	6,152	29,363	23,905
			Income Before Taxes	(661)	3,186	8,259	12,052	VERMONT
Noninterest Bearing Deposits	$132,971	$127,824
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	444,722	418,621	Income Tax Expense	(225)	1,264	1,187	3,603	Danville	421 Route 2 East	802.684.2211
								Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	129,077	101,129	Net income	$(436)	$1,922	$7,072	$8,449	Hardwick	103 VT Route 15 West	802.472.8100
								Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	27,821	31,581	Earnings per share	$(0.10)	$0.43	$1.58	$1.89	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	6,255	8,015	Book Value Per Share			$14.44	$13.14	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,888	9,882						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	364 Railroad Street	802.748.3131
Additional Paid-in Capital	894	755							325 Portland Street	802.748.3121
Retained Earnings								S. Burlington	Loan Center
	58,911	57,197							30 Kimball Avenue	802.865.1000
Accumulated Other Comprehensive Loss	(1,023)	(5,096)						Stowe	47 Park Street	802.253.6600

								NEW HAMPSHIRE
Treasury Stock at Cost	(4,179)	(4,077)						Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
Total Liabilities & Shareholders' Equity	$805,337	$745,831							76 Main Street	603.444.5321
Standby letters of credit were $2,331,000 and $2,064,000 at December 31, 2018 and 2017, respectively.								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408
								N. Woodstock	155 Main Street	603.745.2488